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                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                                 CVC, INC.
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          (Exact name of registrant as specified in its charter)


        DELAWARE                                      16-1383279
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(State of incorporation or               (I.R.S. Employer Identification No.)
organization

      525 LEE ROAD
   ROCHESTER, NEW YORK                                  14606
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(Address of principal executive                      (Zip Code)
offices)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective upon pursuant to General Instruction A.(c), check the following box. / /

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. /X/

Securities Act registration statement file number to which this Form relates:
______(if applicable)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

      TITLE OF EACH CLASS                    NAME OF EACH EXCHANGE ON WHICH
      TO BE SO REGISTERED                    EACH CLASS IS TO BE REGISTERED
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SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                  COMMON STOCK, PAR VALUE $.01 PER SHARE
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                              (Title of class)

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ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

           For a description of the Common Stock, par value $.01 per share, of the Registrant being registered hereunder, reference is made to the information under the heading "Description of Capital Stock" on pages 50 through 51 of the Registrant's Preliminary Prospectus dated October 16, 1997 forming a part of the Registrant's Registration Statement on Form S-1, as
amended (Reg. No. 333-    ), as filed with the Securities and Exchange
Commission on October 16, 1997 (Exhibit 4 hereto). The aforementioned description is hereby incorporated by reference herein and made a part of this registration statement.

ITEM 2.              EXHIBITS

  1.           Restated Certificate of Incorporation, as amended, of CVC, Inc.
               (incorporated herein by reference to Exhibit 3.1 of the Registration Statement on Form S-1 of CVC, Inc.
               (Reg. No. 333-38057)).

  2. Restated By-laws of CVC, Inc. (incorporated herein by reference to Exhibit 3.2 of the Registration Statement on Form S-1 of CVC, Inc. (Reg. No. 333-38057)).

  3. Registration Rights Agreement, dated May 22, 1995, among CVC, Inc., Seagate Technology, Inc. and certain stockholders of CVC, Inc. (incorporated by reference to Exhibit 10.17 of the Registration Statement on Form S-1 of CVC, Inc. (Reg. No. 333-38057)).]

  4. "Description of Capital Stock" of the Registration Statement on Form S-1 of CVC, Inc. (Reg. No. 333-38057).

  5.           1996 Annual Report to Shareholders of CVC Holdings, Inc.
               attached hereto.

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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                               (Registrant) CVC, Inc.
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                               Date         October 16, 1997
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                               By       /s/ Emilio O. D. Cataldo
                                 --------------------------------
                                            Emilio O. D. Cataldo
                                            Senior Vice President
                                              and Chief Financial Officer